                                                                    EXHIBIT 3.53

                                                        State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                 Delivered 05:02 PM 07/23/2003
                                                   FILED 04:51 PM 07/23/2003
                                                  SRV 030482940 - 3455310 FILE

              Certificate of Amendment to Certificate of Formation

                                       of

               CCFC II PROJECT EQUIPMENT FINANCE COMPANY TWO, LLC

It is hereby certified that:

                  1. The name of the limited liability company (hereinafter called the "limited liability company") is:

               CCFC II PROJECT EQUIPMENT FINANCE COMPANY TWO, LLC

                  2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company's registered agent and registered office and by substituting in lieu thereof the following new statement:

                  "The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808."

Executed on July 23,2003

                                                   /s/ Lisa M. Bodensteiner
                                                   -----------------------------
                                                   Name: Lisa M. Bodensteiner
                                                   Title: Authorized Person